As filed with the Securities and Exchange Commission on February 25, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ADAMAS PHARMACEUTICALS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	42-1560076
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

1900 Powell Street, Suite 1000
Emeryville, CA 94608
(510) 450-3500
(Address of principal executive offices) (Zip code)

Adamas Pharmaceuticals, Inc. 2014 Equity Incentive Plan
Adamas Pharmaceuticals, Inc. 2014 Employee Stock Purchase Plan
Adamas Pharmaceuticals, Inc. 2016 Inducement Plan
(Full title of the plan)

Neil F. McFarlane
Chief Executive Officer
Adamas Pharmaceuticals, Inc.
1900 Powell Street, Suite 1000
Emeryville, CA 94608
(510) 450-3500
(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:
Robert L. Jones
Kenneth L. Guernsey
Cooley LLP
3175 Hanover Street
Palo Alto, CA 94304
(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share, reserved for issuance pursuant to the 2014 Equity Incentive Plan	1,118,591(2)	$5.60	$6,264,110	$813
Common Stock, par value $0.001 per share, reserved for issuance pursuant to the 2014 Employee Stock Purchase Plan	279,648(2)	$5.60	$1,566,029	$203
Common Stock, par value $0.001 per share, reserved for issuance pursuant to the 2016 Inducement Plan	450,000	$5.60	$2,520,000	$327
Total	1,848,239		$10,350,139	$1,343

(1)      Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock of Adamas Pharmaceuticals, Inc. (the “Registrant”) that become issuable under the 2014 Equity Incentive Plan (the “2014 EIP”), the 2014 Employee Stock Purchase Plan (the “2014 ESPP”), and the 2016 Inducement Plan (the “2016 Plan) set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant’s common stock.
(2)   Represents additional shares of the Registrant’s common stock reserved for future issuance under the 2014 EIP and 2014 ESPP by reason of the automatic increase provision of the 2014 EIP and 2014 ESPP.
(3)    Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $5.60, the average of the high and low prices of the Registrant’s common stock as reported on The Nasdaq Global Market on February 20, 2020.

EXPLANATORY NOTE

Adamas Pharmaceuticals, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering (a) an additional 1,398,239 shares of its common stock, par value $0.001 per share (the “Common Stock”), issuable to eligible persons under the 2014 EIP and 2014 ESPP, which Common Stock is in addition to the shares of Common Stock registered on the Registrant’s Form S-8 filed on March 4, 2019 (File No. 333-230058), February 22, 2018 (File No. 333-223147), February 28, 2017 (File No. 333-216313), March 17, 2016 (File No. 333-210255), March 3, 2015 (File No. 333-202467), and April 18, 2014 (File No. 333-195384) and (b) 450,000 shares of Common Stock issuable to eligible persons under the 2016 Plan, which Common Stock is in addition to the shares of Common Stock registered on the Registrant’s Form S-8 filed on March 4, 2019 (File No. 333-230058), February 22, 2018 (File No. 333-223147), February 28, 2017 (File No. 333-216313) and March 17, 2016 (File No. 333-210255) (all such Forms S-8, collectively, the “Prior Form S-8s”).

Pursuant to General Instruction E to Form S-8, the contents of the Prior Form S-8s are incorporated herein by reference and made a part hereof.

Item 3. Incorporation of Documents by Reference.

The following documents filed by Adamas Pharmaceuticals, Inc. (the “Registrant”) with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a)The Registrant’s Annual Report on Form 10-K filed on February 25, 2020.

(b)The Registrant’s Current Reports on Form 8-K filed on January 2, 2020, and January 8, 2020 (other than the information set forth in Item 2.02 and the related exhibit).

(c)The description of the Registrant’s Common Stock which is contained in a registration statement on Form 8-A filed on April 7, 2014 (File No. 001-36399) under the Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

(d)The other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits
EXHIBIT INDEX

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of Adamas Pharmaceuticals, Inc.
4.1(2)	Amended and Restated Bylaws of Adamas Pharmaceuticals, Inc.
4.1(3)	Form of Common Stock Certificate of Adamas Pharmaceuticals, Inc.
5.1	Opinion of Cooley LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Cooley LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page of this Form S-8).
99.1(4)	Adamas Pharmaceuticals, Inc. 2014 Equity Incentive Plan.
99.2(5)	Form of Stock Option Grant Notice and Option Agreement under the Adamas Pharmaceuticals, Inc. 2014 Equity Incentive Plan.
99.3(6)	Form of Restricted Stock Unit Agreement and Grant Notice under the Adamas Pharmaceuticals, Inc. 2014 Equity Incentive Plan.
99.4(7)	Adamas Pharmaceuticals, Inc. 2014 Employee Stock Purchase Plan.
99.5(8)	Adamas Pharmaceuticals, Inc. Amended and Restated 2016 Inducement Plan.
99.6(9)	Form of Restricted Stock Unit Grant Notice and Award Agreement under the Adamas Pharmaceuticals, Inc. 2016 Inducement Plan.
99.7(10)	Form of Stock Option Grant Notice and Option Agreement under the Adamas Pharmaceuticals, Inc. 2016 Inducement Plan.
____________________________
(1) Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36399), filed with the Securities and Exchange Commission on April 15, 2014, and incorporated by reference herein.
(2) Filed as Exhibit 3.4 to the Registrant’s Registrant Statement on Form S-1 (File No. 333-194342), filed with the Securities and Exchange Commission on March 5, 2014, and incorporated by reference herein.
(3) Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-194342), filed with the Securities and Exchange Commission on March 26, 2014, and incorporated by reference herein.
(4) Filed as Exhibit 10.3 to Registrant’s Registration Statement on Form S-1 (File No. 333-194342), filed with the Securities and Exchange Commission on April 7, 2014, and incorporated herein by reference.
(5) Filed as Exhibit 10.24 to Registrant’s Quarterly Report on Form 10-Q (File No. 001-36399), filed with the Securities and Exchange Commission on August 11, 2015, and incorporated herein by reference.
(6) Filed as Exhibit 10.24 to Registrant’s Registration Statement on Form 10-K (File No. 001-36399), filed with the Securities and Exchange Commission on February 23, 2016, and incorporated herein by reference.
(7) Filed as Exhibit 10.4 to Registrant’s Registration Statement on Form S-1 (File No. 333-194342), filed with the Securities and Exchange Commission on March 26, 2014, and incorporated herein by reference.
(8) Filed as Exhibit 10.6 to Registrant’s Annual Report on Form 10-K (File No. 001-36399), filed with the Securities and Exchange Commission on February 25, 2020, and incorporated herein by reference.
(9) Filed as Exhibit 99.6 to Registrant’s Registration Statement on Form S-8 (File No. 333-210255), filed with the Securities and Exchange Commission on March 17, 2016, and incorporated herein by reference.
(10) Filed as Exhibit 99.7 to Registrant’s Registration Statement on Form S-8 (File No. 333-210255), filed with the Securities and Exchange Commission on March 17, 2016, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on February 25, 2020.

ADAMAS PHARMACEUTICALS, INC.

By:	/s/ Neil F. McFarlane
Neil F. McFarlane
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Neil F. McFarlane and Christopher B. Prentiss, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Neil F. McFarlane	Chief Executive Officer	February 25, 2020
Neil F. McFarlane	(Principal Executive Officer)

/s/ Christopher B. Prentiss	Chief Financial Officer	February 25, 2020
Christopher B. Prentiss	(Principal Financial and Accounting Officer)

/s/ David L. Mahoney	Chairman of the Board and Director	February 25, 2020
David L. Mahoney

/s/ Michael Bigham	Director	February 25, 2020
Michael Bigham

/s/ Martha J. Demski	Director	February 25, 2020
Martha J. Demski

/s/ Mardi C. Dier	Director	February 25, 2020
Mardi C. Dier

/s/ William Ericson	Director	February 25, 2020
William Ericson

/s/ Ivan Lieberburg	Director	February 25, 2020
Ivan Lieberburg, M.D., Ph.D.

/s/ John MacPhee	Director	February 25, 2020
John MacPhee